SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934
    Date of Report (Date of earliest event reported): October 27, 2000
                              DATAMEG, CORP.
          (Exact name of registrant as specified in its charter)

         NEW YORK                       0-12493               13-3134389
(State or other jurisdiction    (Commission File Number)    (IRS Employer
     of incorporation)                                    Identification No.)

     3148 Dumbarton Street, N.W., Washington, D.C.               20007
       (Address of principal executive offices)                (Zip Code)

     Registrant's telephone number, including area code:    (202) 965-2448


      (Former name or former address, if changed since last report) N/A

                    The Exhibit Index appears on Page (N/A)


Item 8.        Change in Fiscal Year.

      On August 18, 2000, DataMEG Corporation, a Virginia corporation ("DTMG-VA") consummated a share exchange with the Company, as a result of which, the DTMG-VA stockholders then owned 90% of the issued and outstanding shares of common stock of the Company, formerly the Viola Group, Inc. (the "Share Exchange") The Share Exchange was previously reported in the Company's Current Report on Form 8-K filed August 18, 2000 and amended on November 1, 2000. On November 20, 2000, the Company filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000. Financial statements and pro forma financial information filed with the referenced 8-K and 10-Q reports treated the Share Exchange as a reverse acquisition with a public shell and the Company adopted the fiscal year of DTGM-VA, ending December 31, as its own fiscal year end. Previously, the Company was reporting on the basis of a fiscal year ending June 30. As a result of the Company's adoption of the December 31 fiscal year end, no quarterly report will be filed for the quarter ended December 31, 2000, but the Company intends to file, when due, an Annual Report on From 10-K for the year ended December 31, 2000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 13, 2001                        DATAMEG CORP.
                                                (Registrant)
      By:  /s/  Andrew Benson
                -------------
                Andrew Benson
                President